EXHIBIT 21

SUBSIDIARIES OF BELMOND LTD.

Jurisdiction of Organization
Belmond Interfin Limited	Bermuda
Belmond Australia Pty Ltd	Australia
CSN (San Miguel Holdings) Ltd.	B.V.I
CSN Inmobiliaria S.A. de C.V. (subsidiary of (CSN San Miguel Holdings) Ltd)	Mexico
Game Viewers (Pty) Ltd.	Botswana
Game Trackers (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Global Marketing Ltd.	Bermuda
Grupo Conceptos S.A.	B.V.I.
Spa Residential S.A. de C.V. (subsidiary of Grupo Conceptos S.A.)	Mexico
CSN Real Estate 1 S.A. de C.V	Mexico
OEH Operadora San Miguel S.A. de C.V	Mexico
Haggarton Holdings Ltd.	Cyprus
Operadora de Hoteles Riviera Maya SA de CV	Mexico
OEH Transportacion San Miguel SA de CV	Mexico
OEH Servicios San Miguel SA de CV	Mexico
Belmond Hong Kong Ltd.	Hong Kong
PT. Bali Resort and Leisure Company Ltd. (subsidiary of Belmond Hong Kong Ltd.)	Indonesia
Belmond Singapore Pte Ltd	Singapore
Belmond Thailand Ltd	Thailand
Fine Resorts Co Ltd (subsidiary of Belmond Thailand Ltd)	Thailand
Hosia Company Ltd.(subsidiary of Belmond Singapore Pte Ltd)	Hong Kong
Subsidiaries of Hosia Company Ltd.
Khmer Angkor Hotel Company Ltd.	Cambodia
PRA-FMI Pansea Hotel Development Company Ltd.	Myanmar
Samui Island Resort Company Ltd.	Thailand
Novato Universal Ltd	B.V.I
Equimax Overseas Co Ltd	B.V.I
Societe Hoteliere de Phou Vao Ltd.	Laos
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Myanmar Cruises Ltd.	Myanmar
Myanmar Shwe Kyet Yet Tours Ltd.	Myanmar
Luxurytravel.com UK Ltd.	U.K.
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
Mount Nelson Hotel Ltd.	U.K.
Belmond Peru Management S.A.	Peru
Subsidiaries of Belmond Peru Management S.A
Belmond Peru S.A.	Peru
Belmond Amazon SAC	Peru
O.E. Interactive Ltd.	Bermuda
Belmond Peru Ltd.	Bermuda
Belmond Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of Belmond Spain Ltd.)	Spain
Belmond Holdings 1 Ltd.	Bermuda
Belmond USA Inc.	Delaware
Subsidiaries of Belmond USA Inc.

Jurisdiction of Organization
‘21’ Club Inc.	New York
Charleston Place Holdings Inc.	Delaware
El Encanto Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Belmond Reservation Services Inc	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Belmond Pacific Ltd.	Hong Kong
Belmond Finance Services Limited	U.K.
Subsidiaries of Belmond Finance Services Limited .
Blanc Restaurants Ltd.	U.K.
Ireland Luxury Rail Tours Limited	Ireland
Elysees Spa S.A.S.	France
Luxury Trains Servizi S.r.l.	Italy
LLC Europe Hotel	Russia
Belmond Dollar Treasury Limited	U.K.
Belmond CJ Dollar Ltd (subsidiary of Belmond Dollar Treasury Limited)	U.K
Subsidiaries of Belmond CJ Dollar Limited
Belmond Cap Juluca Ltd	Anguilla
Belmond Anguilla Holdings LLC	Bermuda
Belmond Anguilla Member LLC (subsidiary of Belmond Anguilla Holdings LLC)	Bermuda
Belmond Anguilla Owner LLC (subsidiary of Belmond Anguilla Member LLC)	Bermuda
Belmond MENA Management LLC (subsidiary of Belmond Dollar Treasury Limited)	UAE
Belmond Sterling Treasury Limited	U.K.
Reids Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reids Hoteis Lda.)	U.K.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Great Scottish & Western Railway Holdings Ltd.	U.K.
The Great Scottish & Western Railway Company Ltd. (subsidiary of Great Scottish & Western Railway Holdings Ltd.)	U.K.
Venice Simplon-Orient-Express Deutschland G.m.b.H.	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Belmond Italia S.r.l.	Italy
Subsidiaries of Belmond Italia S.r.l.
Hotel Caruso S.r.l.	Italy
Hotel Cipriani S.r.l.	Italy
Hotel Splendido S.r.l.	Italy
Villa San Michele S.r.l.	Italy
Belmond Sicily S.p.a.	Italy
Belmond Esercizi S.r.l. (subsidiary of Belmond Investimenti S.p.a.)	Italy
Phoenix Argente SAS	France
Societe D’Exploitation Residence La Samanna SAS	France
Belmond Management Limited.	U.K.
Subsidiaries of Belmond Management Limited
European Cruises Ltd.	U.K.
Exclusive Destinations Pty Ltd	South Africa
Crosieres Orex S.A. (subsidiary of European Cruises Ltd.)	France
Horatio Properties Ltd.	U.K.
Subsidiaries of Horatio Properties Ltd.
Mount Nelson Residential Properties (Pty) Ltd.	South Africa
Mount Nelson Commercial Properties (Pty) Ltd.	South Africa
Fraser Helmsley Properties (Pty) Ltd.	South Africa
Belmond (UK) Ltd.	U.K.
Belmond Properties Ltd.	Bermuda
Subsidiaries of Belmond Properties Ltd.
Compania Hoteis Palace S.A	Brazil
Belmond Brasil S.A.	Brazil

Jurisdiction of Organization
Belmond Spanish Holdings S.L.	Spain
Viewgrove Holdings Ltd.	Cyprus
GHE Holdings Ltd.	Cyprus
Latimerco Ltd. (subsidiary of GHE Holdings Ltd.)	Cyprus